Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                             June 2, 2003


                         Commission file number 0-23903

                              eAutoclaims.com, Inc.

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      (Exact name of small business issuer as specified in its charter)

                              Nevada 95-4583945
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             (State or other jurisdiction of (I.R.S. Employer
             incorporation or organization) Identification No.)

                110 East Douglas Road, Oldsmar, Florida 34677
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                  (Address of principal executive offices)

                                 (813) 749-1020
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                           (Issuer's telephone number)

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      ITEM 9. REGULATION FD DISCLOSURE.

     1. The Company issued the earnings press release, attached below, for the quarter ended April 30, 2003. The press release included a non-GAAP measure, "income (loss) before non-cash expenses," in order to provide the reader with additional information regarding the Company's liquidity. The amount of net income (loss) was also included in the press release. The difference between income (loss) before non-cash expenses and net income (loss) consisted of depreciation and commons stock issued for services in the three-month period ended April 30, 2003 and consisted of depreciation, amortization, increase allowance for doubtful accounts and common stock issued for services and interest for the three month period ended April 30, 2002.

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eAutoclaims Reports Profitable Quarter


eAutoclaims will report that income before non-cash expense for the three-months ended April 30, 2003 totaled approximately $309,000 compared to a loss before non-cash expenses of approximately $609,000 for the three-month period ended April 30, 2002, an improvement of approximately $918,000. Additionally, eAutoclaims will report that net income for the three-months ended April 30, 2003 totaled approximately $184,000 compared to a net loss of approximately $876,000 for the three-months ended April 30, 2002, an improvement of approximately $1,060,000. Revenue for the fiscal third quarter was approximately $9.4 million. This represents a 17% increase from the $8.0 million of revenue for three-months ended April 30, 2002.

"Our results for the third quarter are extremely gratifying", said Eric Seidel, President and CEO. "During the fiscal second quarter we executed the first part of our strategic plan, the plan made structural modifications of our business model in order to achieve profitability. Our efforts included a complete and total assessment of every account, function, and procedure in order to measure contribution to profit. We have achieved the initial goal of profitability and now are engaged in a much more comprehensive planning process for the coming fiscal year." Seidel continued, "Our goals were all achieved in this last quarter inclusive of maintaining our superior service level, reduction of claims cycle time, and meaningful enhancements to our application."

Total revenue for the nine-months ended April 30, 2003 was $25.4 million, which is a 5% increase from the $24.2 million of revenue for the nine-months ended April 30, 2002. Net loss for the nine-months ended April 30, 2003 totaled $1.2 million compared to $2.7 million for the nine-months ended April 30, 2002, a 55% decrease. Non-cash expenses created approximately $563,000 and $1,165,000 of those losses, respectively.


About eAutoclaims:
eAutoclaims (OTC BB:EACC) is a business services company that provides the insurance industry with claims management services through both ASP and integrated outsourcing solutions. The Company's clients are insurance companies, fleet management companies and insurance services companies. eAutoclaims' solutions streamline the claims handling process, decreasing the overall time and cost required to process a collision claim and reducing average paid losses for its clients. The Company handles repair estimates, repair audits and claims systems administration services for automobile claims that are processed and tracked via the eAutoclaims Web-based platform and network of service providers.

                                                                 # # #

This announcement contains "forward-looking statements." Words such as "anticipate", "believe", "estimate", "expect" and other similar expressions as they relate to the Company and its management are intended to identify such forward-looking statements. Although the Company and its management believe that the statements contained in this announcement are reasonable, it can give no assurances that such statements will prove correct. Factors that could affect the occurrence of events or results discussed herein are included with those mentioned in the Company's filings with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    eAutoclaims.com, Inc.

Dated    6/6/03
                                                    /s/ Eric Seidel

                                                    ----------------------------
                                                    President